                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              TITAN CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                  April 11, 1997

Dear Stockholder:

    This letter accompanies the Proxy Statement for our Annual Meeting on Thursday, May 15, 1997, at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, at 9:00 a.m. We hope that it will be possible for you to attend in person.

    At the meeting, the stockholders will be asked to elect seven directors, to vote on an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 to 45,000,000, to approve the Stock Option Plan of 1997 and to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

    The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy cards so we can be sure of a quorum to vote on these proposals for stockholder action.

                                          Sincerely,

                                               [SIG]

                                          J. S. Webb
                                          Chairman of the Board

                                               [SIG]

                                          Gene W. Ray
                                          President and Chief
                                          Executive Officer

     3033 SCIENCE PARK ROAD - SAN DIEGO, CALIFORNIA 92121 - (619) 552-9500

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-9500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1997

To the Stockholders of The Titan Corporation:

    The Annual Meeting of Stockholders of The Titan Corporation will be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on Thursday, May 15, 1997, at 9:00 a.m., for the following purposes:

        1.  To elect a Board of seven directors;

        2. To consider and act upon a proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 45,000,000;

        3. To consider and act upon a proposal to adopt the Stock Option Plan of 1997;

        4. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1997; and

        5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on March 17, 1997, will be entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                                         [SIG]

                                          Philip J. Englund
                                          SECRETARY

San Diego, California
April 11, 1997

    TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                                                  April 11, 1997
                            ------------------------

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of The Titan Corporation ("Titan" or the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on May 15, 1997 at 9:00 a.m. and at any adjournments thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company at any time prior to the voting or by executing and delivering a later dated proxy. A stockholder of record at the close of business on March 17, 1997, if present at the meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's stockholders on or about April 11, 1997.

    The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of William F. Doring & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus certain out-of-pocket expenses.

                                     VOTING

    The securities of the Company entitled to vote at the meeting consist, as of March 17, 1997, of 694,872 shares of $1.00 Cumulative Convertible Preferred Stock (the "$1.00 Preferred Stock"), 500,000 shares of Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") and 16,035,157 shares of common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting.
Each holder of $1.00 Preferred Stock is entitled to one-third ( 1/3) vote for each of said shares; holders of Common Stock and Series B Preferred Stock are entitled to one vote per share. Holders of $1.00 Preferred Stock, Series B Preferred Stock and Common Stock will vote as a single class, and will not vote separately.

    Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The proposal regarding the increase in the Company's authorized shares of Common Stock requires the approval of a majority of the voting power of the outstanding shares of the Company. Abstentions and broker non-votes will have the same effect as votes against such proposal. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present and entitled to vote thereon. Abstentions as to a particular other proposal will have the same effect as votes against such proposal. Shares that reflect broker non-votes, however, will be treated as shares not present and, therefore, not entitled to vote on such other proposal for purposes of determining approval of such other proposal. Accordingly, such shares will not be counted as votes for or against such other proposal and will not affect the outcome of the vote on such other proposal.

    At the Company's Annual Meeting in 1996, approximately 87.2% of the outstanding voting power was represented and participated in the election of directors.

                        OWNERSHIP OF TITAN'S SECURITIES

    The following table sets forth certain information as to the number of shares beneficially owned as of March 17, 1997 (a) by each person who is known to the Company to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, each nominee to become a director and each of the Named Executive Officers (as defined on page
10), and (c) by all Titan officers and directors as a group.

                                                                                                AMOUNT AND
                                                                                                 NATURE OF       PERCENT
                             IDENTITY OF OWNER                                                  BENEFICIAL         OF
                               OR GROUP (1)                                  TITLE OF CLASS      OWNERSHIP        CLASS
---------------------------------------------------------------------------  --------------   ---------------   ---------
Charles R. Allen...........................................................    Common Stock      23,392(2)         *
Joseph F. Caligiuri........................................................    Common Stock      22,250(2)         *
Daniel J. Fink.............................................................    Common Stock      19,600(2)         *
Robert E. La Blanc.........................................................    Common Stock       6,750(2)         *
Thomas G. Pownall..........................................................    Common Stock      23,087(2)         *
Gene W. Ray................................................................    Common Stock     429,850(2)         2.68%
J. S. Webb.................................................................    Common Stock      92,703(2)         *
Louis L. Fowler............................................................    Common Stock      22,181(2)         *
Ronald B. Gorda............................................................    Common Stock      60,870(2)         *
Cornelius L. Hensel........................................................    Common Stock      23,668(2)         *
Frederick L. Judge.........................................................    Common Stock      53,064(2)         *
Jack D. Witt...............................................................    Common Stock   1,368,917(3)         8.54%
All Directors and Officers as a Group (14 Persons).........................    Common Stock     781,544(2)         4.87%

------------------------

 *  Less than 1%

(1) The address of each owner, other than Jack D. Witt, is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121. The address of Jack D. Witt is 120 South Newport Drive, Napa, California 94559.

(2) Including (A) 11,250; 11,250; 11,250; 3,750; 7,500; 143,750; 32,500; 53,750;
    22,500; 37,500, 4,750; and 340,000 shares subject to outstanding options held by Messrs. Allen, Caligiuri, Fink, La Blanc, Pownall, Ray, Webb, Gorda, Hensel, Judge, Fowler and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after March 17, 1997; (B) 21,428 and 14,285 shares that may be obtained upon conversion of convertible debentures held by Messrs. Ray and Judge, respectively; and (C) 78,178; 23,306; 4,620; 1,068; 1,279;
    14,318; and 125,448 shares held by the trustees of the Company's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Ray, Webb, Gorda, Hensel, Judge, Fowler and all directors and officers as a group, respectively.

(3) All shares are beneficially owned by Jack D. Witt, an individual. Mr. Witt has sole voting and dispositive power with respect to all 1,368,917 shares, which includes 333,333 shares that may be acquired upon conversion of 500,000 shares of Series B Preferred Stock. Information regarding Mr. Witt's ownership was obtained from his most recent Schedule 13D, adjusted for shares returned to the Company as a post-closing acquisition adjustment.

    Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control, and Titan has no information as to whether any shares shown in this table are subject to California community property law.

                             ELECTION OF DIRECTORS

    Seven directors are to be elected at the meeting, each to serve for a term of one year and until his successor shall be elected. The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. All of the nominees are presently directors and all were elected by the stockholders. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

INFORMATION CONCERNING NOMINEES

                                                                            YEAR FIRST
                                                                              BECAME
           NAME                 AGE            PRINCIPAL OCCUPATION          DIRECTOR        OTHER CORPORATE DIRECTORSHIPS
--------------------------  -----------  ---------------------------------  -----------  -------------------------------------
J. S. Webb                      77       Chairman of the Board of              1984      Amdahl Corporation; EIP Microwave;
                                         Directors of Titan                              Plantronics, Inc.

Charles R. Allen                71       Advisor, New Court Partners, a        1989                       --
                                         venture capital unit of
                                         Rothschild, Inc.

Joseph F. Caligiuri             69       Retired Executive Vice President      1984      Avnet, Inc.
                                         of Litton Industries, Inc.,
                                         diversified manufacturing

Daniel J. Fink                  70       President of D. J. Fink               1985      Orbital Sciences Corporation
                                         Associates, Inc., management
                                         consulting

Robert E. La Blanc              63       President of Robert E. La Blanc       1996      Tribune Co.; Storage Technology
                                         Associates, Inc., financial and                 Corporation; A family of 12
                                         technical consulting                            Prudential Mutual Funds

Thomas G. Pownall               75       Retired Chairman and Chief            1992                       --
                                         Executive Officer of Martin
                                         Marietta Corporation

Dr. Gene W. Ray                 58       President and Chief Executive         1985      Wave Systems Corp.
                                         Officer of Titan

    Mr. Webb served as Vice Chairman of the Board of TRW, Inc., a diversified manufacturing company, from June 1978 until December 1981 and President of TRW-Fujitsu Company, a joint venture formed to market Fujitsu's computer projects in the United States, from May 1980 until his retirement in December 1981.

    Mr. Allen was employed by TRW, Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986 and Executive Vice President and Chief Financial Officer from 1977 to 1986.

    Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993.

    Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President of Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm.

    Mr. La Blanc was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., after which he founded and has been the President of Robert E. La Blanc Associates, Inc., a financial and technical consulting firm.

    Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1992 where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to April 1988, and Chairman of the Board of Directors from January 1983 to April 1988.

    Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into the Company in 1985. He served as a director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been President and Chief Executive Officer of the Company since the merger.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

    The Company's Board of Directors has an audit committee, a nominating committee and a compensation, stock option and pension committee. The members of the audit committee are Mr. Allen, Chairman, and Messrs. Caligiuri, Fink and Pownall. This committee, which monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors, held two meetings during fiscal 1996. The members of the nominating committee are Mr. Caligiuri, Chairman, and Messrs. Allen, Fink and Pownall. This committee, which seeks out, evaluates and recommends to the Board of Directors qualified nominees for election as directors of the Company, did not formally meet during fiscal 1996. The members of the compensation, stock option and pension committee are Mr. Pownall, Chairman, and Messrs. Allen, Caligiuri, Fink and LaBlanc. This committee, which deals with the hiring and election of corporate officers, salary and incentive compensation policies for officers and executives, and the granting of stock options and stock appreciation rights to employees, held three meetings during fiscal 1996.

    During fiscal 1996, the Board of Directors held eight meetings and took action by unanimous written consent on four occasions. Each of the incumbent directors attended more than 75% of the meetings of the Board. With the exception of Messrs. Pownall and Caligiuri, each of the incumbent directors attended 100% of the meetings of the committees on which he served during 1996. Messrs. Pownall and Caligiuri were each absent from one committee meeting.

    Directors who are not officers receive directors' fees at an annual rate of $16,000, paid quarterly, and $1,000 per meeting day. In addition, under the existing Directors' Stock Option Plans, options to purchase 15,000 shares of the Common Stock of the Company are granted to each such director upon election to the Board. Such directors also receive periodic additional grants of options to purchase 5,000 shares of Common Stock under the Directors' Stock Option Plans. Under the Company's 1996 Directors' Stock Option and Equity Participation Plan, each non-employee director can elect to receive his directors' fees in Common Stock.

                                TITAN MANAGEMENT

    The executive officers of Titan and their respective positions with Titan and ages are set forth in the following table. Biographical information on each executive officer who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

EXECUTIVE OFFICERS

                                                                                                       YEAR IN WHICH
             NAME                                    POSITION                            AGE       HE/SHE BECAME OFFICER
------------------------------  ---------------------------------------------------  -----------  -----------------------

J. S. Webb                      Chairman of the Board of Directors                       77                1984

Gene W. Ray                     President and Chief Executive Officer                    58                1985

Eric DeMarco                    Senior Vice President and Chief Financial                33                1997
                                Officer

Philip J. Englund               Senior Vice President, General Counsel and               53                1996
                                Secretary

Louis L. Fowler                 Vice President and Assistant Secretary                   58                1989

Ronald B. Gorda                 Senior Vice President                                    41                1994

Cornelius L. Hensel             Senior Vice President                                    60                1995

Frederick L. Judge              Senior Vice President                                    63                1994

Deanna H. Petersen              Controller                                               29                1996

    The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Stockholders.

    Mr. DeMarco has been Senior Vice President and Chief Financial Officer of the Company since January 1997. From June 1986 to January 1997 he was a Senior Manager with Arthur Andersen LLP.

    Mr. Englund has been Senior Vice President, General Counsel and Secretary of the Company since November 1996. Prior thereto he had a private legal practice acting as Corporate Counsel to small companies from April 1995 to November 1996. From November 1986 to April 1995 he was Vice President, Legal of Optical Radiation Corporation.

    Mr. Fowler has been Vice President since September 1989. From March 1987 to September 1989 he served as Vice President of Titan Systems, Inc. Prior thereto, Mr. Fowler was Director of Contracts of Titan Systems, Inc. from March 1985 to March 1987.

    Mr. Gorda has been Senior Vice President since February 1995 and President of the Linkabit division of the Company since June 1993. From May 1994 to February 1995 he was a Vice President at Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division. Prior thereto, he was Senior Program Manager of the SATCOM Command and Control division of Rockwell International from April 1986 to July 1991.

    Mr. Hensel joined the Company in January 1995 and has been Senior Vice President since February 1995. From January 1994 to December 1994 Mr. Hensel was Senior Vice President and General Manager of the C(3)I Systems Division of CSC Professional Systems Group. From June 1988 to December 1993 he was Senior Vice President and General Manager of the C(3)I Systems Division of Atlantic Research Corporation.

    Mr. Judge has been Senior Vice President since February 1994. From January 1991 to January 1994, Mr. Judge was Senior Vice President and Chief Operating Officer of Hughes Communications, Inc., a unit of GM Hughes Electronics Corp. From January 1988 to January 1991, he served as Senior Vice President of Hughes Communications, Inc.

    Ms. Petersen has been controller since December 1996. From September 1993 to December 1996, Ms. Petersen was Corporate Manager of Operations Analysis at Titan. From January 1990 to September 1993 she was a Senior Auditor at Arthur Andersen LLP.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Company's Compensation, Stock Option and Pension Committee has the duty to administer the Company's cash and equity-based executive compensation programs and to evaluate the overall performance of the executive officers.

  COMPENSATION PHILOSOPHY

    The Company believes that there should be a direct relationship between executive compensation and value delivered to the stockholders. The Company implements this philosophy with a set of supporting principles:

    - Compensation must be fair.

      The Company strives to evaluate the relative contribution of its executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies.

    - Compensation must be competitive.

      The Company is committed to providing base salary programs that enable it to attract and retain the best available people. It maintains these programs by monitoring the competitive pay practices of other companies in similar businesses.

    - Compensation must be related to Company goals.

      Executive officers are rewarded based on overall Company performance and on individual performance. Company performance is evaluated by measuring the achievement of Company goals and business plans. Individual performance is measured by reviewing progress against specific personal objectives. Individual performance goals are established for each executive officer based upon his or her ability to effect overall company objectives. Such individual performance goals typically include business unit profitability, asset management, cost control, contract performance objectives and success in diversifying into commercial and international businesses as appropriate.

    - Compensation must motivate.

      The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and Company performance targets provide the motivation to strive to meet or exceed performance goals.

  COMPENSATION MEASUREMENT

    The Company has a formal process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

        1. Early in the year, the Board of Directors approves the overall Company goals including earnings per share ("EPS") and return on equity ("ROE"). Individual performance goals are established for the executive officers by the President and CEO, and approved by the Committee. The President and CEO's goals are established by the Committee. The Company measurement goals of EPS and ROE represent approximately two-thirds of the incentive opportunity for the President and CEO and other executive officers on the Corporate staff. The remaining one-third is tied to individual performance measures. In the case of executive officers with business unit responsibility, approximately half of the incentive compensation measurement is based upon individual business unit profitability and return on revenues, with the remainder equally split between overall Company goals and individual performance measures.

        2. Each executive officer is given feedback periodically during the year against these objectives.

        3. Upon review and recommendation of the Compensation, Stock Option and Pension Committee, and approval by the Board of Directors, each executive officer is rewarded according to the overall performance of the Company and according to the achievement of individual objectives.

  TOTAL COMPENSATION

    The Company has a program of cash compensation and equity-based compensation. These programs apply equally to the President and CEO and all other executive officers.

CASH COMPENSATION
    BASE SALARY COMPENSATION

    Base salary is set to allow the Company to attract and retain the people necessary for the successful operation and growth of the Company. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses. Variable pay opportunity is established in keeping with the competitive environment. Dr. Ray's base salary for 1996 was not increased nor was the base salary of one of the other four highest paid officers in 1996. Dr. Ray's base salary for 1997 was not increased and the base salary for 1997 of one of the other four highest paid officers in 1996 was reduced by 15%.

  INCENTIVE COMPENSATION

    The Committee believes that a substantial portion of the total compensation should be related to the overall performance of the Company as well as the individual contribution of each executive officer. As a result, much of the total compensation is "at risk."

    Under the Company's Incentive Plan, bonuses are paid to the President and CEO and each executive officer based on individual performance and the performance of the Company, with maximum incentive compensation ranging from 30% to 80% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as to be consistent with maximum incentive compensation of similar businesses. A supplemental bonus is available to reward growth above Plan in Company EPS or unit profitability.

    The Incentive Compensation set forth in the accompanying table for the President and CEO and the other four highest paid executive officers was dependent on the achievement of the Company and individual performance goals for the periods shown. The variation in incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/her performance objectives, as well as whether the Company goals were achieved. In February 1997, Dr. Ray and one of the other four highest paid executive officers received no bonus as a result of the Company's performance in 1996.

EQUITY BASED COMPENSATION
    STOCK OPTION PROGRAMS

    The Company's Stock Option Program's purpose is to provide additional incentives to the executive officers to encourage their commitment to the maximization of shareholder value over the long term.

    Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value.

    The option programs utilize a four-year vesting period to encourage executive officers to continue in the employ of the Company. These options are granted at current market value and are available to all executive officers. During 1996, the President and CEO, along with three of the other four highest paid executive officers, were awarded stock options as shown in the accompanying table.

    The Compensation Committee has evaluated the total compensation of the five highest paid executive officers in 1996 and has approved their compensation as reasonable and consistent with the Company's compensation philosophy.

    It is the Company's policy to qualify all compensation paid to its top executives for deductibility under the Internal Revenue Code and regulations in order to maximize the Company's income tax deductions.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

    Thomas G. Pownall, Chairman
    Charles R. Allen
    Joseph F. Caligiuri
    Daniel J. Fink

    Robert E. LaBlanc

February 27, 1997

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company in 1996 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                                  ANNUAL COMPENSATION
                                                                                           AWARDS
                                                                  --------------------  -------------    ALL OTHER
                                                                  SALARY($)  BONUS($)     OPTIONS/     COMPENSATION
             NAME AND PRINCIPAL POSITION                 YEAR        (A)        (B)       SARS (#)        ($) (C)
-----------------------------------------------------  ---------  ---------  ---------  -------------  -------------
Gene W. Ray..........................................       1996    337,500          0      150,000         44,311
  President and Chief                                       1995    328,462          0       50,000         43,886
  Executive Officer                                         1994    290,500    169,800       50,000         41,798

Louis L. Fowler......................................       1996    144,519     46,000       25,000         19,364
  Vice President                                            1995    138,039          0        5,000         17,322
                                                            1994    133,230     24,320        5,000         16,973

Ronald B. Gorda......................................       1996    183,111     12,951       60,000         25,748
  Senior Vice President                                     1995    173,563    176,000       25,000         25,638
                                                            1994    156,758    117,246       50,000         14,912

Cornelius L. Hensel..................................       1996    189,013     19,667       60,000         25,428
  Senior Vice President                                     1995    175,219     85,200       55,000         21,918

Frederick L. Judge...................................       1996    234,001          0            0         31,857
  Senior Vice President                                     1995    232,271          0            0         32,773
                                                            1994    198,186    150,875       50,000         20,625

------------------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown include bonus cash compensation earned by executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C) Amounts shown consist of (i) the Company's matching contribution to its 401(k) Retirement Plan; (ii) the Company's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) the Company's contribution to its Employee Stock Ownership Plan and (iv) interest earned in the Company's Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code). Amounts shown for fiscal year 1996 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $7,500; (ii) $33,000; (iii) $544; and (iv) $3,267; Mr. Fowler: (i) $7,500; (ii) $10,890; (iii) $310; and
    (iv) $664; Mr. Gorda: (i) $7,500; (ii) $17,601; (iii) $150; and (iv) $497;
    Mr. Hensel: (i) $7,500; (ii) $17,501; (iii) $0; and (iv) $427; Mr. Judge:
    (i) $7,500; (ii) $23,400; (iii) $0; and (iv) $957.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made during fiscal 1996 under the Company's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                                                                 POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                      ---------------------------------------------------------    ANNUAL RATES OF
                                                 % OF TOTAL OPTIONS                                  STOCK PRICE
                                                     GRANTED TO                                    APPRECIATION FOR
                                       OPTIONS      EMPLOYEES IN       EXERCISE                    OPTION TERM (F)
                                       GRANTED         FISCAL            PRICE      EXPIRATION   --------------------
                NAME                     (B)          YEAR (C)         ($/SH)(D)     DATE (E)     5% ($)     10% ($)
------------------------------------  ---------  ------------------  -------------  -----------  ---------  ---------
Gene W. Ray.........................    150,000          22.12%             4.00       8/20/06     377,337    956,245

Louis L. Fowler.....................     25,000           3.69%             4.00       8/20/06      62,889    159,374

Ronald B. Gorda.....................     60,000           8.85%             4.00       8/20/06     150,935    382,498

Cornelius L. Hensel.................     60,000           8.85%             4.00       8/20/06     150,935    382,498

Frederick L. Judge..................     --              --               --            --          --         --

------------------------

(A) No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B) Options granted in 1996 are exercisable starting 12 months after grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(C) In 1996, employees of the Company received stock options covering a total of 678,000 shares.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION VALUE (A)

                                                                                             VALUE OF UNEXERCISED
                                        SHARES                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                      ACQUIRED ON    VALUE      OPTIONS AT FY-END (#)          AT FY-END ($)(C)
                                       EXERCISE    REALIZED   --------------------------  --------------------------
                NAME                      (#)       ($)(B)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Gene W. Ray.........................      --          --         143,750        236,250        7,969            781

Louis L. Fowler.....................      --          --           4,750         31,250            0              0

Ronald B. Gorda.....................       2,500       1,875      53,750        111,250          938            313

Cornelius L. Hensel.................      --          --          13,750        101,250            0              0

Frederick L. Judge..................      --          --          25,000         25,000            0              0

------------------------

(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B) Market value of underlying securities on date of exercise, minus the exercise or base price.

(C) Market value of underlying securities at year-end, minus the exercise or base price.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into agreements with its senior executives (each hereinafter referred to as the "Executive") to reinforce and encourage their continued dedication without distraction arising from the possibility of a change in control of the Company. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the Executive's employment at any time during the two-year period thereafter by the Company other than for cause or by the Executive for good reason, the Executive will be paid a lump sum amount equal to two times his base salary plus maximum annual bonus. Additionally, the Executive will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the Executive and his dependents for 2 years following the termination. The payments are limited to ensure deductibility for tax purposes under Section 280G of the Internal Revenue Code.

    Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of capital stock of the Company possessing 25% or more of the combined voting power of the Company's outstanding capital stock, (ii) within any two year period, the majority of the members of the Board were to be comprised of individuals other than those who were members at the beginning of such period, unless the new members elected during such period were approved by two-thirds of the members of the Board still in office who were members of the Board at the beginning of such two-year period, (iii) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons, or (iv) the Company is merged with or into another corporation or another corporation is merged into the Company with the effect that immediately after such transaction, the stockholders of the Company immediately prior to such transaction hold less than a majority interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction.

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG THE TITAN CORPORATION,
         NEW YORK STOCK EXCHANGE MARKET INDEX AND INDUSTRY GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TITAN CORPORATION    MG INDUSTRY GROUP    NYSE MARKET INDEX
1991                      100                  100                  100
1992                   111.11               132.49               104.70
1993                    90.82               190.89               118.88
1994                   193.00               211.88               116.57
1995                   215.70               292.02               151.15
1996                   102.17               400.13               182.08

------------------------

(1) The above graph compares the performance of The Titan Corporation with that of the New York Stock Exchange Market Index and the MG Industry Group 171 -- Electronics Equipment Manufacturers Index, which is a published industry group index.

(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1991 in each of The Titan Corporation, the New York Stock Exchange Market Index and the MG Industry Group 171 -- Electronics Equipment Manufacturers Index with investment weighted on the basis of market capitalization. Titan's stock price was $3.375 per share on December 31, 1996.

                         PROPOSAL REGARDING INCREASE IN
                       AUTHORIZED SHARES OF COMMON STOCK

INTRODUCTION

    The Board of Directors has approved and recommends to the stockholders the adoption of an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") that would increase the number of its authorized shares of Common Stock, par value $.01, from 30 million shares to 45 million shares.

    Although the Board of Directors of Titan has no present intentions to issue the additional shares of Common Stock to be authorized, it desires to have such stock available for future financings, acquisitions and compensation programs. Of the 30 million shares of Common Stock presently authorized, approximately 17,133,680 shares were outstanding (including 1,106,114 shares held in treasury) and 12,800,181 shares were reserved for issuance upon the exercise of outstanding options, warrants and convertible securities as of December 31, 1996. Thus, approximately 66,139 shares of authorized Common Stock have not yet been issued or reserved for issuance. The Board believes that the Company's best interests would be served if it had a greater number of such shares available for its future needs.

    Unless otherwise required by applicable law or the rules of any exchange on which the Company's Common Stock is listed, or unless otherwise decided by the Board, the Company will issue the additional shares of Common Stock authorized by this proposal as directed by the Board without further action by the stockholders.

    The additional Common Stock to be authorized by adoption of the Amendment would have identical rights to the currently outstanding Common Stock. As with all other shares of the Company's Common Stock, the additional shares to be authorized pursuant to the Amendment would not give stockholders owning such shares any pre-emptive right to purchase additional shares of Common Stock that may be issued in the future. Adoption of the proposed Amendment would not affect the rights of the holders of currently outstanding Common Stock; however, any future issuance of such shares may be dilutive to stockholders of the Company.

    If the Amendment increasing the number of authorized shares is not passed, the Company will only be able to issue Common Stock in connection with its future financings, acquisitions and compensation programs within the limits imposed by its current maximum of 30 million authorized shares of Common Stock. In some future transactions in which the Board would prefer to use Common Stock, such as acquisitions, the Company may instead use some combination of cash or preferred stock. However, even if the number of authorized shares is increased to 45 million, the Board will retain the flexibility to use cash, preferred stock or some combination of the two if such an approach is advantageous. In other circumstances, the Board may decide to call a special stockholder's meeting to propose an increase in the number of authorized shares of Common Stock to enable the Company to issue such stock in connection with a particular transaction.

DESCRIPTION OF THE AMENDMENT

    The opening paragraph of Article Fourth of the Company's Restated Certificate of Incorporation, which paragraph now reads as follows:

        Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 32,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 30,000,000 shares of Common Stock of the par value of $.01 per share.

shall be amended so that from and after adoption of the Amendment, said paragraph shall read as follows:

        Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 47,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 45,000,000 shares of Common Stock of the par value of $.01 per share.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITALIZATION OF THE COMPANY.

    This proposal will be adopted if it is approved by the holders of a majority of the voting power of the outstanding shares of the Company. Unless indicated to the contrary, the enclosed Proxy, if returned, will be voted for adoption of this proposal.

                   APPROVAL OF THE STOCK OPTION PLAN OF 1997

    Since 1969, the Company has utilized employee stock options to provide additional incentives to selected key employees of the Company and its subsidiaries. All of the Company's currently outstanding stock options have exercise prices equal to the market price of the underlying stock on the date the options were granted, are nontransferable during the optionholder's lifetime and terminate upon termination of the optionholder's employment.

    Because the number of shares then remaining available for options to be granted was insufficient to allow the Company to continue to make substantial use of options as a form of deferred compensation in order to retain and attract high caliber executives, the Company's Board of Directors adopted the Stock Option Plan of 1997 (the "Plan") and is submitting it to the stockholders for their approval at the 1997 Annual Meeting. The affirmative vote of a majority of the outstanding voting shares represented and voting at the Annual Meeting will be required for the approval of this Plan, with the $1.00 Preferred Stock, Series B Preferred Stock and Common Stock voting together and not as separate classes.

    The full text of the Plan is set forth as Appendix A to this proxy statement. The following summary of the Plan is qualified by this reference to that text.

    Under the Plan, options to purchase an aggregate of 1,000,000 shares of the Common Stock of the Company may be granted to those present and future salaried employees (including officers) of the Company and its subsidiaries selected by a committee of the Board of Directors (the "Committee"). The number of shares is subject to adjustment in certain circumstances, including stock dividends, stock splits, reverse stock splits, reorganizations, reclassifications or recapitalizations of Common Stock.

    The purchase price that must be paid for stock on exercise of an option granted under the Plan will be fixed by the Committee when the stock option is granted, but such price may not be less than 90% of the fair market value of the stock on the date the option is granted and must be at least 100% of such fair market value for any option intended to be an "incentive stock option" under federal tax law. The closing price of the Company's Common Stock reported on the New York Stock Exchange composite tape for March 17, 1997 was $3.75. Payment for stock upon exercise of an option must be in cash, except that the option may permit payment for optioned shares wholly or partially with shares of the Company's Common Stock, in lieu of cash, valuing such shares on the basis of market value on the day preceding the exercise of the option. An optionholder permitted to pay for optioned shares with the Company's Common Stock would be able to exercise his employee stock option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from one exercise to pay the exercise price in the next, exercise an option for a large number of shares with no additional cash and no more investment than the original share or shares delivered.

    An option granted under the Plan must be exercised during such term as will be fixed by the Committee, but not later than ten years after the date upon which the option was granted. Qualified options are nontransferable except upon death, by will or by operation of the laws of descent and distribution, and can be exercised during the employee's lifetime only by him or his guardian or legal representative. Non-qualified options are transferable by the optionee only upon such terms and conditions as set forth in the option agreement for such options, as the Board or the Committee shall determine in its discretion.

    Under the Plan, no employee may be granted options for more than 200,000 shares in any calendar year. To the extent that the aggregate fair market value of stock with respect to which incentive options are exercisable for the first time by an optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be taxed as non-qualified options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted; fair market value of stock shall be determined as of the time the option with respect to such stock is granted. The officers named above under "Executive Compensation" are among those eligible to participate in the Plan.

    Under the Plan, the Committee may, but need not, grant stock appreciation rights in connection with any or all of the options that may be granted. A stock appreciation right permits the optionholder to elect to receive any appreciation in the value of the optioned stock directly from the Company, either in stock or in cash or in a combination of the two, in lieu of exercising the option. Under the Plan, an optionholder who has received a stock appreciation right may exercise that right instead of the option, in whole or in part, at any time that the option would have been exercisable by its terms. Upon exercise of a stock appreciation right, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised, and conversely, upon exercise of an option to which a stock appreciation right is attached, the right may no longer be exercised to the extent that the corresponding option has been exercised. The amount payable on exercise of a stock appreciation right is measured by the difference, on the date of exercise, of the market value of the optioned stock over its option exercise price.

    Upon the dissolution or liquidation of the Company, or upon certain reorganizations including a sale of substantially all the property of the Company, the Plan shall terminate, and all options theretofore granted thereunder shall terminate, unless special provisions are made in connection with such transaction in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof that would otherwise not yet be exercisable.

    Notwithstanding any other provisions of the Plan, upon any Change in Control (as defined in the Plan) all then outstanding options and stock appreciation rights will become fully vested and exercisable and all restrictions against sale or transfer or hypothecation of restricted shares shall lapse and expire.

    Under present federal tax law, an employee is not taxed upon the receipt of an option under the Plan and the Company is not entitled to any deduction upon grant of the option. When an employee exercises an option granted under the Plan that qualifies as an "incentive stock option" and makes no disposition of the acquired shares within two years after the option is granted to him or one year after the transfer of such shares to him, no taxable income will be realized by him upon exercise of the option (although the "spread" on the option is among the items of tax preference required to be considered in the calculation of the alternative minimum tax under the federal tax law), and any gain or loss which he realizes on a subsequent disposition of shares will be treated as long-term capital gain or loss. Under those circumstances, the Company will not be entitled to any deduction for federal income tax purposes with respect to issuance of shares upon exercise of the option. When an option that is not an "incentive stock option" is exercised, the employee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over their purchase price, and the Company will be entitled to a deduction in the same amount. Similarly, when stock acquired upon exercise of an "incentive stock option" is disposed of within the two-year or one-year holding periods described above, so much of any gain as does not exceed the excess of the fair market value of the shares on the date of exercise over their purchase price will be deductible by the Company as well as being taxable at ordinary income rates to the employee.

    Under present federal tax law, if a stock appreciation right is exercised, the optionholder will realize ordinary taxable income in an amount equal to the cash or value of the stock received.

    Under current accounting principles as applied by the Company, although neither the grant nor the exercise of an employee stock option at an exercise price equal to market value at the date of grant affects reported income, if the optioned stock is also subject to a stock appreciation right and appreciates in value, the stock appreciation right will result in some charges against income to reflect the compensation expense thereof as measured by the appreciation in the underlying stock.

    The Plan will terminate February 22, 2007, after which date no further options may be granted thereunder.

    The Board of Directors may alter, amend, suspend or terminate the Plan, provided that no holder of an outstanding option may thereby be deprived of his rights. Moreover, stockholder approval would be required for any amendment to the Plan that would increase the total number of shares reserved for purposes of the Plan (except under the adjustment provisions mentioned above), reduce the minimum option price, extend the termination date of the Plan, or alter the class of employees eligible to participate in the Plan.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO APPROVE THE STOCK OPTION PLAN OF 1997.

    This proposal will be adopted if it is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

                       APPROVAL OF SELECTION OF AUDITORS

    The Board is seeking stockholder ratification of its selection of Arthur Andersen LLP to serve as the Company's auditors for the fiscal year ending December 31, 1997. Arthur Andersen LLP is serving as the Company's auditors for 1996 and previously served as the Company's auditors since 1985 and as Titan Systems' auditors since 1981. It is anticipated that representatives of Arthur Andersen LLP will attend the Annual Meeting with the opportunity to make any statement they may desire, and will be available to respond to appropriate questions from stockholders. Arthur Andersen LLP will be retained as the Company's auditors for the fiscal year ending December 31, 1997 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

    The Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If other matters should come before the meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that Common Stock.

    To the Company's knowledge, based solely upon a review of copies of reports provided by those individuals to the Company and written representations of those individuals that no other reports were required with respect to the year ended Decrember 31, 1996, the Company believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater than ten percent beneficial owners have been met.

                            STOCKHOLDERS' PROPOSALS

    Proposals by stockholders intended to be presented at the next annual meeting in 1998 must be in writing and received by the Company by December 12, 1997 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS

    The Company's 1996 Annual Report, including financial statements for fiscal year 1996, accompanies this proxy statement. STOCKHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY, 3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121.

                                                                      APPENDIX A

                             THE TITAN CORPORATION
                           STOCK OPTION PLAN OF 1997

    1. PURPOSE OF THE PLAN. Under this Stock Option Plan (the "Plan") of The Titan Corporation (the "Company") options may be granted to eligible employees to purchase shares of the Company's capital stock. The Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. The Plan provides for options that qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not so qualify.

    2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock for which options granted hereunder may be exercised shall be 1,000,000 shares of the Common Stock, $.01 par value, of the Company, subject to the adjustments provided for in Sections 7 and 12. The maximum number of shares for which options may be granted to any one eligible employee under this Plan during any one calendar year is 200,000 shares. Shares of stock subject to the unexercised portions of any options granted under this Plan that expire or terminate or are cancelled may again be subject to options under the Plan. However, if stock appreciation rights are granted with respect to any options under this Plan, the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced not only when there is an exercise of an option granted under this Plan, but also when such option is surrendered upon an exercise of a stock appreciation right granted under this Plan, in either case by the number of shares covered by the portion of such option which is exercised or surrendered.

    3. ELIGIBLE EMPLOYEES. The employees eligible to be considered for the grant of options hereunder are any persons regularly employed by the Company or a subsidiary of the Company on a salaried basis.

    4. INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate fair market value of stock with respect to which Incentive Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the
Code) are exercisable for the first time by an optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be taxed as non-qualified options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

    5. MINIMUM EXERCISE PRICE. The exercise price for each option granted hereunder shall be not less than 90% of the fair market value of the stock at the date of the grant of the option.

    6. NONTRANSFERABILITY. Any Incentive Option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative. A non-qualified option shall be transferable by the optionee only upon such terms and conditions as set forth in the option agreement for such option, as the Board or the Committee shall determine in its discretion.

    7. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

    8. MAXIMUM OPTION TERM. No option granted under this Plan may be exercised in whole or in part more than ten years after its date of grant.

    9. PLAN DURATION. The effective date of this Plan shall be February 27, 1997. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of stockholder approval thereof, whichever is earlier.

    10. PAYMENT. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.

    11. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Board") or a committee (the "Committee") meeting the requirements of SEC Rule 16b-3 with respect to grants to executive officers.

    The interpretation and construction by the Board or the Committee of any term or provision of the Plan or of any option granted under it shall be final. The Board or the Committee may from time to time adopt rules and regulations for carrying out this Plan and subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

    Subject to the provisions of this Plan, the Board or the Committee shall have full and final authority in its discretion to select the employees to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

    12. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options with options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this section entitled "Corporate Reorganizations," not yet be exercisable.

    13. CHANGE IN CONTROL. Notwithstanding any other provisions of this Plan, upon any Change in Control (as defined hereinbelow) all then outstanding options and Stock Appreciation Rights (as defined hereinbelow) will become fully vested and exercisable and all restrictions against sale or transfer or hypothecation of restricted shares shall lapse and expire. The term "Change in Control" shall mean (a) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the then outstanding securities of the Company in a transaction that was not approved by the Board prior to its occurrence; or (b) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    14. STOCK APPRECIATION RIGHTS. If the instrument evidencing the option so provides, an option granted under this Plan (herein sometimes referred to as the "corresponding option") may include the right (a "Stock Appreciation Right") to receive an amount equal to some or all of the excess of the fair market value (determined in a manner specified in the instrument evidencing the corresponding option) of the shares subject to unexercised portions of the corresponding option over the aggregate exercise price for such shares under the corresponding option as of the date the Stock Appreciation Right is exercised. The amount payable upon exercise of a Stock Appreciation Right may be paid in cash or in shares of the class then subject to the corresponding option (valued on the basis of their fair market value, determined as specified with respect to the measurement of the amount payable as aforesaid), or in a combination of cash and such shares so valued. No Stock Appreciation Right may be exercised in whole or in part (a) other than in connection with the contemporaneous surrender without exercise of such corresponding option, or the portion thereof that corresponds to the portion of the Stock Appreciation Right being exercised, or (b) except to the extent that the corresponding option or such portion thereof is exercisable on the date of exercise of the Stock Appreciation Right by the person exercising the Stock Appreciation Right, or (c) unless the class of stock then subject to the corresponding option is then "publicly traded." For this purpose, a class of stock is "publicly traded" if it is listed or admitted to unlisted trading privileges on a national securities exchange or if bid and offer quotations therefor are reported on the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc., or on any then operative successor to the NASDAQ system.

    15. RESTRICTED STOCK. If the instrument evidencing the option so provides, shares of stock issued on exercise of an option granted under this Plan may upon issuance be subject to the following restrictions (and, as used herein, "restricted stock" means shares issued on exercise of options granted under this Plan that are still subject to restrictions imposed under this Section 15 that have not yet expired or terminated):

        (a) shares of restricted stock may not be sold or otherwise transferred or hypothecated;

        (b) if the employment of the holder of shares of restricted stock with the Company or a subsidiary is terminated for any reason other than his death, normal or early retirement in accordance with his employer's established retirement policies or practices, or total disability, the Company (or any subsidiary designated by it) shall have the option for sixty
    (60) days after such termination of employment to purchase for cash all or any part of his restricted stock at the lesser of (i) the price paid therefor by the holder, or (ii) the fair market value of the restricted stock on the date of such termination of employment (determined in a manner specified in the instrument evidencing the option); and

        (c) as to the shares of stock affected thereby, any additional restrictions that may be imposed on particular shares of restricted stock as specified in the instrument evidencing the option.

    The restrictions imposed under this Section 15 shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as shall be specified therefor in the instrument evidencing the option that provides for the restrictions.

    16. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of his rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may:

        (a) increase the maximum number of shares for which options granted under this Plan may be exercised;

        (b) reduce the minimum permissible exercise price;

        (c) extend the ten-year duration of this Plan set forth herein; or

        (d) alter the class of employees eligible to receive options under the Plan.

PROXY                  THE TITAN CORPORATION--PROXY                    PROXY
                ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 1997

     Mr. J. S. Webb and Dr. Gene W. Ray, or either if them, each with power of substitution, are hereby appointed proxies at the Annual Meeting of Stockholders of THE TITAN CORPORATION to be held May 15, 1997, or any adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon the matters specified on the reverse side and upon such other matters as may properly come before the Meeting, and any prior proxy to vote at such Meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ABOVE AS DIRECTORS, FOR INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 45,000,000, FOR THE STOCK OPTION PLAN OF 1997 AND FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

                                          NEW ADDRESS:
                                                      -------------------------

                                          -------------------------------------
     Check here for     / /
     address change                       -------------------------------------

                                          -------------------------------------
                                          (Continued and to be signed and dated
                                          on reverse side)

      /x/ PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS LISTED BELOW. UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST
FOR ITEMS 1, 2, 3, AND 4.
1. Election of    FOR     WITHHELD   NOMINEES: J.S. Webb, Robert E. La Blanc,
    Directors     / /       / /                Charles R. Allen, Thomas G. Pownall,
                                               Joseph F. Caligiuri, Dr. Gene W. Ray
                                               Daniel J. Fink
For except vote withheld from the following nominee(s):

--------------------------

                                         FOR   AGAINST  ABSTAIN
2. PROPOSAL REGARDING INCREASE IN        / /     / /      / /
   AUTHORIZED SHARES OF COMMON STOCK

3. PROPOSAL TO ADOPT THE STOCK OPTION    / /     / /      / /
   PLAN OF 1997

4. RATIFICATION OF THE SELECTION         / /     / /      / /
   OF ARTHUR ANDERSEN LLP AS THE
   COMPANY'S AUDITORS FOR THE FISCAL
   YEAR ENDING DECEMBER 31, 1997.




Signature(s)                                        DATE
            --------------------------------------      ----------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.